SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2015

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on June 9, 2015, at which three proposals were submitted to our stockholders. The holders of 14,017,297 shares of common stock were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on May 1, 2015. The final results for the votes for each proposal are set forth below.

At the annual meeting, each of Robert D. Burke and Wayne Mackie was elected as a Class III Director of the Company, to serve a three-year term expiring at the 2018 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert D. Burke	8,927,325	1,369,903	3,720,069
Wayne Mackie	8,922,665	1,374,563	3,720,069

At the annual meeting, our stockholders also approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2016. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2016.	13,975,452	41,845	0	0

At the annual meeting, our stockholders voted against the stockholder proposal requesting declassification of the Company’s Board of Directors. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve the stockholder proposal requesting declassification of the Board of Directors.	3,782,489	6,510,528	4,211	3,720,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Stephen A. Remondi
Stephen A. Remondi
Chief Executive Officer and President

Date: June 15, 2015

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